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                                                                   EXHIBIT 10.16

                           MASTER EQUIPMENT LEASE


                                LEASE NO. 90017



        LESSOR: CARGILL LEASING CORPORATION (herein called the "Lessor") 6000 CLEARWATER DRIVE
                        MINNETONKA, MN  55343-9497

        LESSEE: PLEXUS CORPORATION (herein called the "Lessee") 55 JEWELERS PARK DRIVE
                        NEENAH, WI  54957
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1.   LEASE

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, pursuant to the terms of this Master Equipment Lease (herein called the "Lease"), the personal property described in Schedule(s) A, attached hereto and incorporated herein, and all attachments, additions, accessories, replacement parts, substitutions and repairs incorporated therein and/or affixed thereto, (herein called the "Equipment") and the proceeds thereof. The parties may from time to time, by mutual agreement, add other items of equipment to this Lease for such terms and at such rates as may be agreed by execution of additional Schedule(s) A, and this Lease shall control and be effective as to such additional items of equipment as though the same were set forth herein. For purposes of construing this Lease, all Schedule(s) A attached hereto shall be incorporated herein and form a part hereof. No respective Schedule A shall be construed as an independent separate lease.


2.   TERM

This Lease shall be in force with respect to each item of Equipment for a period beginning with the Commencement Date or if earlier, with respect to any item of Equipment, the commencement of the corresponding Interim Rent Period as set forth in the corresponding Schedule(s) A and ending at the expiration of the period ("Expiration Date") set forth in the corresponding Schedule(s) A (herein called the "Lease Term").


3.   RENT

Lessee shall pay to Lessor the payment amounts set forth in Schedule(s) A (herein called "Rent") for use of the Equipment for the Lease Term. Rent shall be payable to Lessor at the office of Lessor in Minnetonka, Minnesota 55343-9497 or at such other location as Lessor may from time to time instruct Lessee in writing. In the event Lessee should fail to pay Lessor any Rent within fifteen (15) days of the due date thereof, or any other sum required to be paid to the Lessor within fifteen (15) days of demand, Lessee shall pay unto Lessor a delinquent payment charge from the due date of payment until paid at an annual rate of 18% unless otherwise prohibited by law, in which case interest will be charged at the highest lawful rate allowed. All payments hereunder shall be applied to unpaid obligations then due per schedule.


4.   WARRANTIES

LESSOR, NOT BEING THE MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER'S AGENT, MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO: THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR A PARTICULAR PURPOSE; THE DESIGN OR CONDITION OF THE EQUIPMENT; THE QUALITY OR CAPACITY OF THE EQUIPMENT; THE WORKMANSHIP IN THE EQUIPMENT; COMPLIANCE OF THE EQUIPMENT WITH THE REQUIREMENTS OF ANY LAW, RULE, OR SPECIFICATION; PATENT INFRINGEMENTS OR LATENT DEFECTS, IT BEING
AGREED THAT THE EQUIPMENT IS LEASED "AS IS" AND THAT ALL RISKS AS BETWEEN
LESSOR AND LESSEE ARE TO BE BORNE BY LESSEE. LESSOR IS NOT RESPONSIBLE FOR INSTALLATION OF, OR FOR ANY REPAIRS OR SERVICE TO, THE EQUIPMENT. LESSOR IS
NOT RESPONSIBLE FOR LOSS OF PROFIT OR FINANCIAL LOSS OR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OR INTERRUPTION OF BUSINESS, WHICH MAY BE DIRECTLY OR INDIRECTLY CAUSED BY OR ATTRIBUTABLE TO THE INADEQUACY OF THE EQUIPMENT. Lessee will be subrogated to Lessor's claims, if any, against the manufacturer or supplier of the Equipment for breach of any warranty or representation and, Lessor shall enforce any such warranty, express or implied, issued on or applicable to any of the Equipment, provided, that Lessee is not in default under the Lease pursuant to Section 13, hereof, and
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Lessor shall not be obligated to enforce any such warranty unless Lessee agrees
in writing to pay all expenses in connection therewith.   All proceeds of any
such warranty recovery from the manufacturer or supplier of the Equipment shall be used at the discretion of Lessor to either repair or replace the affected Equipment. NOTWITHSTANDING THE FOREGOING, LESSEE'S OBLIGATION TO PAY RENT OR ANY OTHER SUM REQUIRED UNDER THIS LEASE SHALL BE AND IS ABSOLUTE AND UNCONDITIONAL.


5.   TITLE AND IDENTIFICATION

This Lease is intended to constitute a true lease and not a sale of the related Equipment. However, to the extent, at any time or from time to time, this Lease is construed to be a transaction intended as security, Lessor retains and Lessee hereby grants to Lessor a security interest in and to the Equipment, the proceeds of any sale thereof, the assignment, lease, or sublease thereof, any insurance proceeds with respect thereto, and any other rights of Lessee, tangible or intangible, in and to the Equipment, the Lease, and their proceeds; provided, further, that Lessee may not, to the extent this Lease is construed to be a transaction intended as security, sell or otherwise encumber the Equipment without Lessor's prior written consent. No right, title or interest in the Equipment shall pass to Lessee other than, conditioned upon Lessee's compliance with and fulfillment of the terms and conditions of this Lease, the right to maintain possession and use the Equipment for the Lease Term as provided in Schedule(s) A. Lessee, at its expense, will protect and defend Lessor's title to the Equipment from and against all claims, liens, and legal process of creditors of Lessee and take such action as is necessary to discharge any such claim, lien, or legal process. Lessor may require plates or markings to be affixed to or placed on the Equipment indicating Lessor is the owner and Lessee will not alter, deface, cover or remove such ownership identification.


6.   TAXES, REGISTRATION, AND LICENSING

Lessee agrees to comply with all laws, regulations and orders relating to the Lease and to pay when due as additional rent and indemnify Lessor on an after-tax basis for, all assessments, license fees, taxes (including but not limited to sales, use, excise, personal property, value added, consumption, franchise, state income, gross receipts, ad valorem, stamp, documentary and federal highway use tax) and all other governmental charges, fees, fines or penalties whatsoever, whether payable by Lessor or Lessee, on or relating to the Equipment or the purchase, manufacture, maintenance, transfer, lease, possession, use, registration, rental, shipment, transportation, delivery, ownership or operation thereof or on or relating to the Lease and the schedules executed in connection therewith except taxes of Lessor on net income imposed by the United States or the State of Minnesota other than sales, use, ad valorem or rental taxes; provided, however, that if under local law or custom such payments may be made only by Lessor, Lessee shall promptly notify Lessor, and shall reimburse Lessor, upon demand, for all payments made by Lessor.
Where any tax or government charge is paid or reported directly by Lessor, the amount of such tax attributable to the Equipment or the Lease shall be determined in good faith by Lessor based on the same general assumptions and methodology upon which Lessor and its parent company customarily file their returns. If Lessee disagrees with such determination, such determination shall be verified by KPMG Peat Marwick or another independent firm of certified public accountants acceptable to Lessor; such verification to be based on the provisions of this Section 6 and shall not involve the disclosure of confidential information to Lessee. Lessor shall include the Equipment, if_applicable, on Lessor's personal property tax return and Lessee shall reimburse Lessor, upon demand, for all taxes paid by Lessor with respect thereto. Unless otherwise requested by Lessor, Lessee shall prepare and file all other returns required with respect to charges payable by Lessee hereunder and furnish copies to Lessor; provided, however, that the foregoing shall not include any federal and state income taxes of Lessor. Lessee shall obtain such licensing and registration of the Equipment as is required by federal, state and local law or regulation. Lessee agrees to promptly notify Lessor in writing not more than five (5) days after any attachment, tax lien or other judicial process shall attach to the Equipment and the full particulars thereof.


7.   GENERAL INDEMNIFICATION
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Lessee assumes liability for, and hereby agrees to indemnify, protect and hold harmless Lessor on an after-tax basis, its agents, employees, officers, directors, successors and assigns from and against any and all liabilities, obligations, liens, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including reasonable attorney fees of whatsoever kind and nature (including any of the foregoing arising in connection with latent or other defects, or any claim for patent, trademark or copyright infringement or under the doctrine of strict liability) (collectively "Claims"), arising out of the manufacture, possession, use, condition, operation, installation, alteration (with or without Lessor's consent), repair, maintenance, ownership, selection, delivery, leasing, removal or return of the Equipment, by Lessee, its agents, its employees or any permitted sublessees, or arising out of any failure on the part of Lessee to perform or comply with conditions of this Lease or by operation of law; provided such Claims are not solely due to Lessor's gross negligence or willful misconduct. The indemnities and assumptions of liabilities and obligations provided in Sections 6 and 8 hereof and in this Section shall continue in full force and effect notwithstanding assignment, expiration or other termination of the Lease.


8.   TAX INDEMNITY

Lessee agrees that if (i) Lessor shall not be entitled to accelerated cost recovery deductions (the "MACRS deductions") as allowed under Section 168 of the Internal Revenue Code of 1986, as amended, ("the Code") based on 100% of the Original Cost of the Equipment to Lessor and utilizing the depreciable life and method referred to in the attached Schedule(s) A, or (ii) if Lessor loses any other intended tax benefit as a result of any subsequent change in the Code, (including a change in the maximum federal corporate income tax rates from the rates in effect under the Code as of the date of this Lease hereinafter referred to as a "Tax Rate Change") or rules and regulations promulgated pursuant thereto, whether or not retroactive, which impacts Lessor's intended return and economics from this transaction, or (iii) if Lessor is required to recognize income other than Rent and Stipulated Loss Value (as defined below) as contemplated under the Lease, or (iv) if any item of income, gain, loss or deduction is treated as having been derived from or allocable to sources outside the U.S. (any of clauses (i) through (iv) herein individually and collectively called the "Loss"), then Lessee shall pay to Lessor, within thirty (30) days after the date of such Losses a lump sum amount which, after deduction of all taxes required to be paid by Lessor in respect of the receipt of such sum under the laws of any federal, foreign, state or local government or taxing authority, shall preserve Lessor's after-tax discounted cash flow rate of return on equity, cash flows and book income based on FASB 13, assumed by Lessor in entering into this Lease (hereinafter the "Lessor's Economic Return") plus the amount required to reimburse Lessor on an after tax basis for interest and penalties (including additions to tax because of underpayment of estimated tax) which may be payable to any federal, state or local government or taxing authority in connection with such Loss. Notwithstanding the foregoing, any payment with respect to a Loss (except for the amount of Loss, if any, which has occurred to date) caused by a Tax Rate Change and due during the Lease Term shall be made through an increase to the Rent sufficient to maintain the Lessor's Economic Return on an on-going,
current basis.    The amount of such  Loss and the resulting tax and indemnity payable hereunder shall be determined in good faith by Lessor based on the specific provisions hereof and based on the same general assumptions and methodology upon which Lessor and its consolidated group customarily file their returns (including such methodology used by Lessor for purposes of determining available foreign tax credits), but shall be computed assuming that Lessor has sufficient taxable income to fully utilize the intended tax benefits on a current basis. Such determination shall be subject to the mutual agreement of Lessor and Lessee or, failing such agreement shall be verified, without disclosure to Lessee of confidential information, by KPMG Peat Marwick, or another independent firm of certified public accountants acceptable to Lessor, at Lessee's expense. The determination of such independent firm shall be
binding on the parties.   For purposes of this Section 8 "Lessor" shall include
a reference to any consolidated group of corporations with which Lessor files its federal income tax return.


In the event there is a change in tax law which affects the Stipulated Loss Value schedule as originally computed, then as soon as reasonably possible after the change in tax law the Stipulated Loss Value schedule shall be adjusted accordingly. In making the adjustment Lessor shall use the same assumptions as used in computing the original Stipulated Loss Value schedule except that the change in tax law shall be substituted for the old tax
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law.

For the purpose of this Lease, the date of any such Loss shall be the earliest of (i) the occurrence of any event (such as disposition or change in use of the Equipment) which may cause such Loss, or (ii) the payment by Lessor (or the consolidated federal taxpayer group of which Lessor is a part) to the Internal Revenue Service of the tax increase resulting from such Loss, or (iii) receipt by Lessor from the appropriate taxing authority of any notice of proposed deficiency, statutory notice of deficiency or assessment relating to the Loss or (iv) a determination by KPMG Peat Marwick or another independent firm of certified public accountants or an independent tax counsel of a nationally recognized law firm to the effect that Lessor (or the consolidated federal taxpayer group of which Lessor is a part) is not entitled to such deduction or is required to report such Loss, or (v) the adjustment of the tax return of Lessor (or the consolidated federal taxpayer group of which Lessor is a part) to reflect such Loss. If Lessee is not in default as defined in Section 13 hereof, Lessee shall not be required to pay the foregoing amounts if the Loss results solely from the occurrence of any of the following events: (i) a disqualifying disposition due to sale by Lessor of the Equipment or the lease thereof by Lessor unless such sale is initiated by Lessee or otherwise contemplated in accordance with the terms of this Lease, or (ii) a failure of Lessor to timely claim depreciation for the Equipment in the appropriate tax return of Lessor (or the consolidated federal taxpayer group of which Lessor is a part) unless there is no reasonable basis to claim such deductions, or claiming such deductions is inconsistent with previous Internal Revenue Service adjustments.


9.   LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS

If Lessee shall fail to duly and promptly perform any of its obligations under this Lease with respect to the Equipment, Lessor may, at its option, perform any act or make any payment which Lessor deems necessary for the maintenance and preservation of the Equipment and Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, levies and insurance, and all sums so paid or incurred by Lessor, together with any delinquent payment charges pursuant to Section 3 hereof, and any reasonable legal fees incurred by Lessor in connection therewith, shall be paid by Lessee to Lessor upon demand. The performance of any act or payment by Lessor as provided herein shall not be deemed a waiver or release of any obligation or default on the part of Lessee.


10.  SELECTION, DELIVERY, AND INSTALLATION

Lessee has selected the Equipment, including the type, quantity, and the supplier thereof, based solely on its own judgment and expressly disclaims any reliance upon i) any statements or representations, if any, made by Lessor, its agents or employees and ii) Lessor's, its agents or employees, skill of judgement, if any, to select or furnish suitable equipment. Lessee acknowledges that Lessor is not a dealer, manufacturer, merchant or supplier of equipment of any kind and that the Equipment subject to this Lease is of a type, size, design and capacity selected by Lessee and that Lessor is acquiring the Equipment or the right to possession and use of the Equipment in connection with this Lease. Lessor shall have no liability for any delivery or installation of the Equipment or for any failure by supplier to fill the purchase order or meet the conditions thereof.

11.  USE AND ASSIGNMENT

Lessee, at its sole cost, will cause the Equipment to be operated and maintained in accordance with any applicable manufacturer's manuals or instructions, applicable laws, any insurance policies and any warranties of the manufacturer with respect to the Equipment, by competent and duly qualified personnel only, in accordance with applicable governmental regulations, if any, and for its originally intended business purpose only. Lessee shall not sell, pledge, hypothecate, or otherwise encumber or suffer a lien upon or against any interest in this Lease or the Equipment nor shall Lessee move the Equipment from its place of installation or delivery, as set forth in Schedule(s) A, without Lessor's prior written consent. LESSEE SHALL NOT ASSIGN THE
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LEASE OR ASSIGN OR SUBLET ANY ITEM OF EQUIPMENT WITHOUT LESSOR'S PRIOR WRITTEN
CONSENT. ANY ASSIGNMENT OR SUBLEASE ENTERED INTO BY LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, WHICH SHALL NOT BE UNREASONABLY WITHHELD, SHALL BE NULL AND VOID.

Lessee agrees that Lessor may assign, sell or encumber all or any part of this Lease, the Equipment and the Rent hereunder, and Lessee acknowledges that any such assignment, sale, or encumbrance will not materially change its duty or materially increase its burden or risk hereunder; and upon written notice Lessee will unconditionally pay to such assignee all or any part of the Rent and other sums due on or to become due under this Lease. Lessee shall not assert against assignee and/or mortgagee any defense, counterclaim or offset that Lessee may have against Lessor. Subject to the other terms and conditions herein, this Lease inures to the benefit of and is binding upon the heirs, legatees, personal representatives, successors and permitted assigns of the parties hereto.


12.  ALTERATIONS

Without the prior written consent of Lessor, Lessee shall not make any alterations, additions or improvements to the Equipment. All permitted alterations, additions and improvements of whatsoever kind or nature made to the Equipment shall become the property of Lessor upon expiration or earlier termination of this Lease except that any of the foregoing which are not required pursuant to Section 11 and are removed without damage to the Equipment, without adversely affecting the Equipment's commercial value, useful life or originally intended use shall remain the property of Lessee. No advertising or insignia shall be placed on the Equipment without the prior consent of Lessor, unless the Equipment is rolling stock, whereas Lessor hereby consents to the placement of Lessee's insignia.


13.  EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute a default by Lessee (herein called "Event of Default") in the performance of Lessee's obligations hereunder:

    (i) failure of Lessee to pay Rent within fifteen (15) days after it is due, or failure of Lessee upon demand to pay any other amount required to be paid herein or under any other agreement with Lessor; or

   (ii) failure of Lessee to timely comply with any covenant, condition or obligation, other than the payment of Rent and the obligations under Section 25 hereof, imposed on or required to be performed by Lessee under this Lease (and such failure shall continue for fifteen (15) days after written notice by Lessor) or under any material contract, loan or lease agreement or the occurrence of an event of default under any other agreement with Lessor; or

  (iii) failure of Lessee to perform or observe any covenant required to be performed or observed by Lessee under Section 25 hereof; or

   (iv) any representation or warranty made by Lessee herein shall prove untrue in any material respect as of the date of issuance or making thereof; or

    (v) Lessee or any of Lessee's guarantors ("Guarantor") shall become insolvent or bankrupt or generally fails to pay, or shall admit in writing its inability to pay, its debts as they come due, or shall make an assignment for the benefit of, or any composition or arrangement with, its creditors, or shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, liquidator or other custodian for Lessee or Guarantor, its business or all or a substantial part of its property, or, in the absence of such application, consent or acquiescence, a trustee, receiver, liquidator or other custodian shall be appointed for Lessee or Guarantor, its business or all or a substantial part of its property and is not discharged within thirty (30) days; or
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   (vi)   any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy, insolvency or similar law of any applicable jurisdiction, or any dissolution, winding up or liquidation case or proceeding shall be commenced in respect of Lessee or Guarantor, and, if such case or proceeding is not commenced by Lessee or Guarantor, as it shall be consented to or acquiesced in by Lessee or Guarantor or remain undismissed for thirty (30) days; or Lessee or Guarantor shall take any action to authorize, or in furtherance of, any of the events described in clause (v) or this clause (vi); or

  (vii) any guaranty of Lessee's obligations hereunder for any reason ceases to be in full force and effect or Guarantor denies that it has any further liability under any such guaranty or gives notice to such effect; or

 (viii) Lessee's or Guarantor's business is dissolved, terminated or is discontinued; or Lessee or Guarantor dies, if either of them shall be an individual; or

   (ix) Lessee or Guarantor sells, transfers or disposes of all or substantially all of its assets or property or a material portion thereof, or merges with any other entity or engages in any form of corporate reorganization or recapitalization without the prior written consent of Lessor; or

    (x) A failure to notify within thirty (30) business days of any of the following; transfer of ownership of the Lessee's or Guarantor's outstanding voting stock or other action (issuance of new shares, sale of Treasury shares, purchase of outstanding shares, dividends, etc.) resulting in a change in the controlling interest of Lessee or Guarantor; or

   (xi) Lessee attempts to move, sell, or transfer the Equipment from its place of installation or domicile as described in Schedule(s) A attached hereto, or encumber the Equipment or part with possession, sublet or assign this Lease without Lessor's prior written consent.


14.  REMEDIES

Upon occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default and may do one or more of the following with respect to any or all Equipment as Lessor in its sole discretion shall elect, all of which are hereby authorized by Lessee, to the extent permitted by and subject to compliance with any mandatory requirements of applicable law then in effect:

    (i)   terminate this Lease effective immediately; or

   (ii) cause Lessee, upon written demand and at Lessee's expense, to promptly return any or all Equipment under all Schedules to Lessor pursuant to Section l8 hereof; or

  (iii) take possession of any or all Equipment and remove the same without liability for injuries suffered through or loss caused by such repossession. LESSEE WAIVES ANY AND ALL RIGHTS TO NOTICE AND JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OR ATTACHMENT OF THE EQUIPMENT BY LESSOR IN THE EVENT OF DEFAULT HEREUNDER BY LESSEE. In the event Lessor proceeds pursuant to this subsection (iii), Lessor may sell any or all Equipment at public or private sale as is commercially reasonable given the existing conditions on an "AS IS, WHERE IS" basis without recourse or warranties of any kind, or otherwise hold, use, operate, or keep idle such Equipment, as Lessor in its sole discretion determines is commercially reasonable free and clear of all rights of Lessee; or

   (iv) whether or not Lessor has exercised any other right hereunder, by written notice to Lessee, cause Lessee to pay Lessor (as liquidated damages for loss of a bargain and not as a penalty) on the date specified in such notice an amount equal to the Rent due and payable on the first of the month following the date of the notice of Lease termination plus a sum equal to the appropriate Stipulated Loss Value determined as of the first of the month following the date of the notice of Lease termination in accordance with the Stipulated Loss Value
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Schedule set out in Schedule(s) A.  "Stipulated Loss Value" shall mean an amount equal to the product of the Original Cost of such Equipment multiplied by the percentage set forth on the SLV Schedule in Schedule(s) A; or

    (v) Lessor may exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

In addition, Lessee shall pay Lessor all costs and expenses incurred by Lessor as a result of Lessee's default hereunder or the termination hereof including without limitation, reasonable attorney's fees, and costs arising out of repossession and disposal of the Equipment.

Provided Lessee has previously paid to Lessor the sum of the Stipulated Loss Value, Rent due and owing, and other costs and expenses incurred pursuant hereto, Lessee shall be entitled to the net proceeds of any such sale, disposition, or re-lease of the Equipment to the extent they do not exceed the Stipulated Loss Value. Any excess shall be retained by Lessor. To the extent the Equipment is re-leased by Lessor, Lessee shall be credited the present value of the lease rental stream at the discount rate of Chase Manhattan Prime as of the date the re-lease is agreed to between the parties. Furthermore, to the extent the parties to this Lease need to determine the present value of any monies due under the Lease, the parties agree that the discount rate shall be Chase Manhattan Prime.

In addition, Lessee shall continue to be liable for all indemnities under this Lease and for all reasonable attorney fees and other costs and expenses resulting from the termination hereof and/or the exercise of Lessor's remedies, including placing any Equipment in the condition required by Section 18 hereof. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. Any repossession or subsequent sale or lease by Lessor of the Equipment shall not bar an action for a deficiency as herein provided and the bringing of any action or the entry of judgment against the Lessee shall not bar the Lessor's right to repossess any or all Equipment. No expressed or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor's rights.


15.  NOTICES

Any notices or demands required to be given herein shall be given to the parties in writing and shall be deemed given when mailed by certified mail, postage prepaid, by direct courier or by confirmed facsimile to the address herein set forth or to such other address as the parties may hereafter substitute by written notice.


16.  REPAIRS:  LOSS AND DAMAGE

Lessee agrees, at its sole expense, to keep the Equipment in good repair, condition and working order, and to furnish all parts, mechanisms or devices which may be required in the course of so doing. Lessee will maintain in force a maintenance agreement covering the Equipment with the manufacturer thereof or such other party with Lessor's prior written consent and will maintain the Equipment at current engineering standards.

Lessee agrees to immediately inform Lessor of any damage to the Equipment or caused by the Equipment or the existence of any Casualty Occurrence as hereinafter defined. All risk of loss with respect to the Equipment shall be borne by Lessee.

If Lessor determines that any Equipment is lost, stolen, destroyed, or damaged for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or the use of such Equipment (herein called "Casualty Occurrence"), Lessee will, at the option of Lessor, either (a) repair or replace the same with like Equipment in good repair or (b) promptly pay to
Lessor:
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         (i)     a sum equal to the Stipulated Loss Value of such Equipment determined as of the date following the Casualty Occurrence set forth in the Stipulated Loss Value Schedule in the related Schedule A(s); plus

         (ii) an amount equal to the Rent in respect of the Equipment suffering a Casualty Occurrence accrued up to the Stipulated Loss Value Date used for calculation of the Stipulated Loss Value payment; less

         (iii) any physical damage insurance proceeds received by Lessor as a result of said Casualty Occurrence.

As of the date on which the Stipulated Loss Value is due, the Rent for such Equipment shall cease to accrue and the term of this Lease as to such Equipment shall terminate and (except in case of the loss, theft or complete destruction), Lessor shall be entitled to recover possession of the Equipment. Lessor hereby appoints Lessee its agent to dispose of any Equipment suffering a Casualty Occurrence at the best price obtainable on an "AS IS, WHERE IS" basis without recourse or warranties of any kind. Provided that Lessor has been paid the Stipulated Loss Value and all Rent or other sums due and owing as to such Equipment, Lessee shall be entitled to the net proceeds of such sale to the extent they do not exceed the Stipulated Loss Value of such Equipment. Any_excess shall be_paid to Lessor.


17.  INSPECTION

Lessor, or its employees or agents, may, but shall not be obligated to, inspect the Equipment at a reasonable time or place, and for such purpose enter any building or place where said Equipment is located.


18.  RETURN OF EQUIPMENT

Upon the Expiration Date, or earlier termination as provided herein, unless Lessee shall have duly exercised a renewal or purchase option with respect thereto, Lessee, at its own risk and expense, will immediately return the Equipment as described in such Schedule(s) A to Lessor at such location(s) as Lessor shall designate, freight and insurance prepaid; provided such location is within the continental United States. Lessee hereby acknowledges that any such designation is reasonably convenient to Lessee. Lessee shall have the Equipment certified for the manufacturer's standard maintenance agreement prior to redelivery to Lessor and will provide a letter to that effect if requested by Lessor.

In the event that the Equipment is not returned within three (3) days after the Expiration Date or such date as earlier terminated, Lessee shall pay as additional rent an amount equal to the daily equivalent of Rent as described in the applicable Schedule(s) A for each day from, and_including_the Expiration Date or such date as earlier terminated until and including the day on which the Equipment is returned. Payment of additional rent hereunder does not relieve Lessee of its obligation to return the Equipment immediately at such time as set forth herein.


19.  FINANCIAL REPORTS

Lessee and Guarantor shall furnish Lessor during the Lease Term hereof with annual audited financial statements within one hundred twenty (120) days after the end of its fiscal year and such other public financial information as Lessor may from time to time request including, without limitation, reports filed with federal or state regulatory agencies. Lessee and Guarantor hereby warrant and represent that all financial statements heretofore and hereafter delivered to Lessor by or upon behalf of Lessee and Guarantor have been and will be prepared in accordance with generally accepted accounting principles, and any statements and data submitted in writing to Lessor in connection with this Lease, are true and correct and present fairly the financial condition of Lessee and Guarantor for the period involved.

20.  NO OFFSET

LESSEE HEREBY WAIVES ANY AND ALL EXISTING AND FUTURE CLAIMS AND OFFSETS, AGAINST ANY RENT OR OTHER PAYMENTS DUE HEREUNDER; AND AGREES TO PAY THE RENT AND OTHER AMOUNTS HEREUNDER REGARDLESS OF ANY OFFSET OR CLAIM WHICH MAY BE ASSERTED BY LESSEE OR ON ITS BEHALF. LESSEE HEREBY FURTHER ACKNOWLEDGES THAT THE MANUFACTURER AND/OR SUPPLIER OF THE EQUIPMENT, INCLUDING THEIR RESPECTIVE AGENTS AND EMPLOYEES, WERE AT NO TIME AND ARE NOT NOW THE AGENT OR UNDER THE SUPERVISION OF LESSOR, NOR WAS OR IS LESSOR IN ANY MANNER, THE AGENT OF THE MANUFACTURER AND/OR SUPPLIER.


21.  LESSEE'S REPRESENTATIONS

Lessee represents, warrants and agrees that (a) it has the full power, authority and legal right to enter into and perform this Lease; the execution, delivery and performance of this Lease have been duly authorized by all necessary corporate or other legal action on the part of Lessee, do not require the approval or consent of any stockholder, trustee or holders of any indebtedness or obligations of Lessee, and will not contravene any law, governmental rule, regulation or order binding on Lessee (or the Certificate or Articles of Incorporation or By-Laws of Lessee if it is a corporation) or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under any indenture, mortgage, contract or other agreement to which Lessee is a party, or by which its subsidiaries may be bound or affected; and (b) all consents and approvals of, the giving of notice to, registration with, and the taking of any other action in respect of any federal, state or foreign governmental authority or agency, necessary, if at all, to permit the transactions contemplated by this Lease have been taken; and (c) this Lease constitutes a legal, valid and binding obligation of Lessee enforceable against Lessee in accordance with the terms thereof; and (d) there are no pending or threatened actions or proceedings before any court or administrative agency which will adversely affect the condition, business or operations of Lessee or any of its subsidiaries or the ability of Lessee to perform its obligations under this Lease; and (e) the transactions contemplated by this Lease will raise no presumption of fraud as against and will be effective against all creditors of Lessee under applicable state and federal laws, including, without limitation, laws relating to fraudulent conveyances or bulk transfers; and (f) Lessee shall provide Lessor, upon request, with an opinion of counsel satisfactory to Lessor with respect to the foregoing matters.


22.  FURTHER ASSURANCES

Lessee shall execute and deliver to Lessor, upon Lessor's request, such further documents, instruments, and assurances as Lessor deems reasonably necessary or advisable for the confirmation or perfection of this Lease and Lessor's rights hereunder and such information as is necessary to support Lessor's treatment of the transaction for tax purposes. Lessee authorizes Lessor to file, at Lessor's option, any such instruments (including financing statements and certificates of title) without Lessee's signature, and if such signature is required by law, Lessee appoints Lessor as Lessee's attorney-in-fact to execute such items. Such appointment is irrevocable and shall be deemed to be coupled with an interest. Lessee shall reimburse Lessor for all reasonable expenses incurred by Lessor in connection with this provision, including the costs of searches and all filings. Any such filing or recording shall not in and of itself be a factor in determining whether or not the Lease is intended as security.


23.  QUIET ENJOYMENT

Lessor covenants that Lessor will not interfere in Lessee's quiet enjoyment of the Equipment hereunder during the Lease Term so long as (i) Lessee is in compliance with each term and condition hereof, and (ii) no Event of Default has occurred or is continuing.


24.  WAIVER

The failure of Lessor to insist, in any one or more instances, upon strict performance by_Lessee of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of Rent, with knowledge of the breach of any covenant or condition hereof, shall not be deemed a waiver of such breach and no waiver by Lessor of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Lessor.


25.  INSURANCE

At its own expense, Lessee shall obtain and maintain for the Lease_Term, physical damage and liability insurance. The physical damage insurance shall insure against loss or damage to the Equipment including, without limitation, loss by fire, explosion, wind, hail, flood, malicious mischief, vandalism, theft, collision, upset, overturn, glass breakage and any other physical loss to the Equipment. The amount of insurance against loss or damage shall not be less than the replacement cost of the Equipment. Such policy providing insurance for the damage to the Equipment shall name Lessor as Loss Payee as Lessor's interest may appear and shall not have a deductible amount in excess of $50,000 without the express written consent of Lessor.

The liability insurance shall provide coverage for the liability of Lessee and Lessor for damages arising out of the ownership, maintenance, use, and operation of the Equipment. Such liability insurance shall also contain a contractual liability provision. Liability insurance shall have minimum limits of $1,000,000 per person, $1,000,000 occurrence and $1,000,000 property damage, or $1,000,000 combined single limit and shall have no deductible without the express written consent of Lessor. Each insurance policy shall name Lessee as the named insured and Lessor as an additional insured and shall contain a clause requiring the insurer to give Lessor 30 days prior written notice of any material alteration in the terms of the policy or of the cancellation thereof. To the extent that Lessee may have liability insurance in excess of the minimum limits required herein, Lessor shall be named as an additional insured on any such coverage.

Lessee or Lessee's insurance agent(s) shall furnish to Lessor a Certificate of Insurance or other evidence satisfactory to Lessor that such insurance coverage is in or will be in effect as of the Commencement Date set forth in Schedule(s) A or the date of Delivery and Acceptance by Lessee, whichever is earlier; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee further agrees to give to Lessor prompt written notice not more than five (5) days after any damage to, or loss of, the Equipment or damage or injury caused by the Equipment. Lessee shall, at its own expense and cost, have the duty and responsibility to make all proofs of loss and take all other steps necessary to effect collections from underwriters for any loss under any of the above mentioned policies. The proceeds of such insurance, at the option of Lessor shall be applied (a) toward the replacement, restoration or repair of the Equipment or (b) toward payment of the obligations of Lessee hereunder.

Any policies of insurance carried in accordance with this Section shall provide that in respect of the interests of Lessor in such policies, the insurance shall not be invalidated by any action or inaction of Lessee or any other person (other than Lessor) including, but not limited to, any misrepresentation and shall insure Lessor's interests, as they appear, regardless of any breach or violation of any warranties, declarations, or conditions contained in such policies by or binding upon Lessee or any other person (other than Lessor).

Lessee shall, to the extent reasonably possible, obtain the liability insurance required hereunder on an occurrence basis rather than a claims-made basis. To the extent that the Lessee must obtain some or all of this coverage on a claims-made basis, Lessee shall provide Lessor with satisfactory evidence that the retroactive date of the claims-made policy is prior to the Commencement Date or the date of Delivery and Acceptance by Lessee, whichever is earlier; that the then remaining aggregate amount of Lessee's coverage is and will be sufficient to meet the minimum amount of coverage required hereunder, and that the policy will either remain in force, be renewed, or a satisfactory discovery period will be purchased to cover any claims which might arise hereunder in the future.

Lessee's obligation to keep the Equipment insured as provided herein shall continue until the Equipment is returned to Lessor pursuant to Section 18 hereof.


26.  TERMINATION OPTIONS.

Provided Lessee shall have complied with all the terms and conditions of the Lease and provided Lessee shall not be in default as defined in Section 13 herein, Lessee shall, at least 120 days prior to the Expiration Date of the Lease, notify Lessor of its intent to exercise one of the following options:

     (a) to its fair market value rental for no more than 2 years. Each lease renewal will be subject to the approval of Lessor's investment committee; or

     (b) Lessee shall have the option to purchase on an "as is" basis the Equipment at a cost equaling the then fair market value. The determination of fair market value will assume the Equipment is to be in the condition required under this Lease.

           (i) The term "fair market value" shall mean the selling price that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller each under no compulsion to buy or sell. Fair market value shall be determined on the basis that the Equipment is in complete
           compliance with all conditions specified in this Lease.   The fair
           market value shall be an amount mutually agreed upon by Lessor and Lessee. Lessee's reasonable estimate of the fair market value of the Equipment shall accompany its notice to exercise its purchase option. If Lessor and Lessee are unable to agree upon the fair market value of the Equipment within 30 days after Lessor's receipt of the estimate thereof, then Lessor shall employ a recognized independent appraiser which will be selected by Lessor and consented to by Lessee, which consent shall not be unreasonably withheld, to determine fair market value. If Lessor and Lessee are not able to agree upon an appraisal, or if the fair market value is not so determined within 60 days after Lessor's receipt of Lessee's notice of estimate, the fair market value shall be determined by an appraisal mutually agreed to by two recognized independent appraisal firms, one of which shall chose by Lessor and one by Lessee, or if such appraisers cannot agree on the fair market value, an appraisal arrived at by a third party independent appraiser chosen by the mutual consent of the two appraisers. The fair market value as finally determined shall bear interest at the late rate set forth in section 3 for the period, if any, from the date of the expiration of the Lease with respect to that item of Equipment to the date of payment, and Lessee shall promptly reimburse Lessor for the costs of all appraisals should any appraisal be necessary.


      c) Lessee will at its sole risk and expense immediately return all but not less than all of the Equipment under such expired Schedule(s) A to Lessor pursuant to Section 18 hereof at such location and at such time as Lessor shall designate within the continental United States.

If lessee does not choose any of the above options at least 90 days prior to the Expiration Date of the Lease, then the Lease will automatically extend monthly, under the same terms and conditions then in effect, including Rent. This extension will continue on a month to month basis until terminated by Lessee or Lessor in writing and such termination will become effective 30 days after receipt of such written notice.

27.  JURISDICTION

Lessee hereby consents to jurisdiction and venue of the federal or state courts sitting in the State of Minnesota for purposes of resolving all disputes of any nature whatsoever regarding the Lease, or any transaction contemplated hereby and Lessee hereby waives objection which it may now or hereafter have to the laying of jurisdiction or venue in the federal or state courts of Minnesota. Lessor and Lessee agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confirm personal jurisdiction if served personally, by certified mail to it at its address designated pursuant to the Lease, or as otherwise provided under the respective rules of the state or federal courts of Minnesota.


28.  MISCELLANEOUS

If there should be more than one party executing this Lease as Lessee, all obligations hereunder to be performed by Lessee shall be the joint and several liability of all such parties. Any provision of this Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Time is of the essence with respect to this Lease. The captions in this Lease are for convenience only and shall not define or limit any of the terms hereof.

The parties hereto acknowledge by INITIALING immediately hereafter that no waiver, amendment, re-lease or modification of this Lease shall be established by conduct, custom, or course of dealing but solely by an instrument in writing duly executed by the parties hereto.


               LESSEE:               LESSOR:
                       ----------            -----------



This Lease consists of the foregoing and the Schedules, Exhibits, Addenda, and Riders referred to herein and correctly sets forth the entire Lease agreement between Lessor and Lessee. No agreements or understandings shall be binding on either of the parties hereto unless specifically set forth in this Lease.



THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, REGARDLESS OF THE STATE OF MINNESOTA'S CHOICE OF LAW PROVISIONS.


IN WITNESS WHEREOF, the parties hereto through a duly authorized representative have executed this Lease as of this

  25th  day of   January         , 19  96  .
------          ----------------      ----

                                        LESSEE:   PLEXUS CORPORATION

                                        By:         (Lisa M Heid)
                                           ----------------------------

WITNESS/

ATTEST:                                        Title: (Asst. Controller)
        -------------------------                     -------------------


                                        LESSOR: CARGILL LEASING CORPORATION

                                        By:      (David L. Jacobson)
                                            ----------------------------------

                                        Title:   (Vice President)
                                               -------------------------------